UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 240-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 19, 2013, Graphic Packaging Holding Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”) and certain selling stockholders named therein (the “Selling Stockholders”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell 47,866,348 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), to the Underwriter at a price of $8.38 per share. Also pursuant to the Underwriting Agreement, the Company purchased from the Underwriter 23,866,248 shares of the Common Stock that were sold in the offering at a price per share equal to the price paid by the Underwriter to the Selling Shareholders, resulting in an aggregate purchase price of $199,999,996.24 (the “Share Repurchase”). The Share Repurchase was funded with a combination of cash on hand and borrowings under the Company’s revolving credit facility. The repurchased shares have been cancelled.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders, and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-176606), including a prospectus supplement dated November 20, 2013 to the prospectus contained therein dated August 31, 2011, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended. The sale of the Common Stock closed on November 25, 2013.

Following the sale by the Selling Stockholders of the Common Stock in the public offering, the Selling Stockholders will continue to own 73,654,214 shares of Common Stock, or approximately 23% of the Company’s outstanding Common Stock.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated November 19, 2013, among the Company, the Selling Stockholders, and Citigroup Global Markets Inc.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Date: November 25, 2013		Senior Vice President, General Counsel and Secretary